Exhibit 99

Direct General Corporation Announces First Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--May 10, 2004--Direct General Corporation (Nasdaq:DRCT) today announced first quarter 2004 net income of $15.0 million or $0.67 per share, on a diluted basis. Comparatively, net income for the first quarter of 2003 was $9.8 million or $0.56 per share, on a diluted basis.
    "Our strong first quarter results continue to reflect positive growth trends and the power of our business model," stated William Adair, Direct's Chairman, Chief Executive Officer and President. "We are very pleased with the integration of the Cash Register agency offices that were acquired in the fourth quarter of 2003. During the quarter, these offices produced additional commission and service fee income of $1.6 million, while the conversion of the cost structure from a commission-based structure to the largely fixed cost structure provided by our business model resulted in a $2.6 million decrease in operating costs for the Cash Register business."
    In the first quarter of 2004, gross revenues increased 22.1% to $197.6 million while gross premiums written increased 20.2% to $169.0 million, as compared to the same period in 2003. Net premiums written for the three months ended March 31, 2004 increased to $137.3 million from $75.9 million for the corresponding period in 2003. Net premiums earned, a function of net premiums written in the current and prior periods, were $83.0 million and $47.7 million in the three-months ended March 31, 2004 and 2003, respectively.
    Net loss ratios, which include both losses and loss adjustment expenses, for the first quarter of 2004 and 2003 were 73.3% and 73.0%, respectively. The combined ratio was 73.7% in the first quarter of 2004, as compared to 71.3% for the corresponding period in 2003.

    Conference Call

    The Company will hold a one-hour conference call to discuss its first quarter 2004 results at 11:00 a.m. (EST), May 11, 2004. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, http://www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.



              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                            Three Months Ended
                                                 March 31,
                                     ---------------------------------
                                        2004        2003     % Change
                                     ---------------------------------
                                          (In thousands - except
                                            per share amounts)
Revenues
  Premiums earned                      $ 83,007  $   47,675      74.1
  Finance income                         12,761      11,227      13.7
  Commission and service fee income      13,495       8,499      58.8
  Net investment income                   2,276       1,381      64.8
  Net realized gains on securities and
  other                                      69         266     (74.1)
----------------------------------------------------------------------
     Total revenues                     111,608      69,048      61.6
----------------------------------------------------------------------
Expenses
 Insurance losses and loss adjustment
  expenses                               60,825      34,798      74.8
 Selling, general and administrative
  costs                                  25,240      17,331      45.6
 Interest expense                         1,352       1,567     (13.7)
----------------------------------------------------------------------
     Total expenses                      87,417      53,696      62.8
----------------------------------------------------------------------
 Income before income taxes              24,191      15,352      57.6
 Income tax expense                       9,173       5,542      65.5
----------------------------------------------------------------------
     Net income                          15,018       9,810      53.1
----------------------------------------------------------------------
 Preferred stock dividends - Series B         -         140        NM
----------------------------------------------------------------------
     Net income available to common
      shareholders                   $   15,018  $    9,670      55.3
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income available to common
  shareholders                       $   15,018  $    9,670
 Dividends paid to preferred
  shareholders                                -         260
------------------------------------------------------------
 Income for purposes of computing
  diluted earnings per common share  $   15,018  $    9,930
------------------------------------------------------------
Denominator:
 Weighted average common shares
  outstanding                          21,503.0    12,119.1
 Dilutive stock options                   834.1       310.7
 Dilutive preferred stock                     -     5,264.0
------------------------------------------------------------
 Weighted average common shares
  outstanding for purposes of
  computing diluted earnings per
  common share                         22,337.1    17,693.8
------------------------------------------------------------

Basic earnings per common share      $     0.70  $     0.80
------------------------------------------------------------
Diluted earnings per common share    $     0.67  $     0.56
------------------------------------------------------------

NM = Not Meaningful



              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                       (Unaudited)
                                         March 31, Dec. 31,      %
                                           2004      2003      Change
                                         -----------------------------
                                           (In thousands)
Assets
 Investments:
   Debt securities available-for-sale,
    at fair value                        $285,375  $264,998       7.7
   Short-term investments                   1,631     1,322      23.4
----------------------------------------------------------------------
     Total investments                    287,006   266,320       7.8
 Cash and cash equivalents                117,789    87,342      34.9
 Finance receivables, net                 253,784   201,271      26.1
 Reinsurance balances receivable           65,086    57,472      13.2
 Prepaid reinsurance premiums              56,088    56,397      (0.5)
 Other assets                              94,740    82,352      15.0
----------------------------------------------------------------------
       Total assets                      $874,493  $751,154      16.4
----------------------------------------------------------------------

Liabilities and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                               $113,332  $112,618       0.6
 Unearned premiums                        267,301   213,250      25.3
 Reinsurance balances payable and funds
  held                                     68,544    62,223      10.2
 Notes payable                            176,819   148,946      18.7
 Other liabilities                         54,164    36,722      47.5
----------------------------------------------------------------------
       Total liabilities                  680,160   573,759      18.5
----------------------------------------------------------------------

----------------------------------------------------------------------
 Shareholders' equity
   Common stock                            92,278    91,853       0.5
   Retained earnings                       99,892    85,735      16.5
   Accumulated other comprehensive income
    (loss)                                  2,163      (193)       NM
----------------------------------------------------------------------
     Total shareholders' equity           194,333   177,395       9.5
----------------------------------------------------------------------
       Total liabilities and
        shareholders' equity             $874,493  $751,154      16.4
----------------------------------------------------------------------

NM = Not Meaningful



                      DIRECT GENERAL CORPORATION
                SELECTED FINANCIAL DATA AND KEY RATIOS
                              (Unaudited)

    The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                                 %
                                                2004   2003    Change
                                               -----------------------
Gross premiums written
   Florida                                     $ 83.9 $ 70.9     18.3
   Tennessee                                     23.4   20.9     12.0
   Georgia                                       12.3   11.9      3.4
   Louisiana                                     12.5   10.5     19.0
   Mississippi                                   10.1    8.4     20.2
   Texas                                          7.0    1.8    288.9
   All other states                              19.8   16.2     22.2
----------------------------------------------------------------------
Gross premiums written                         $169.0 $140.6     20.2
Ancillary income                                 26.3   19.6     34.2
Net investment income and realized gains          2.3    1.7     35.3
----------------------------------------------------------------------
   Gross revenues (1)                           197.6  161.9     22.1
Ceded premiums written                          (31.7) (64.7)   (51.0)
Change in net unearned premiums                 (54.3) (28.2)    92.6
----------------------------------------------------------------------
   Total revenues                              $111.6 $ 69.0     61.7
----------------------------------------------------------------------

Gross premiums written                         $169.0 $140.6     20.2
Ceded premiums written                          (31.7) (64.7)   (51.0)
----------------------------------------------------------------------
   Net premiums written                        $137.3 $ 75.9     80.9
----------------------------------------------------------------------
Gross premiums earned                          $115.0 $ 87.8     31.0
Ceded premiums earned                           (32.0) (40.1)   (20.2)
----------------------------------------------------------------------
   Net premiums earned                         $ 83.0 $ 47.7     74.0
----------------------------------------------------------------------
Key Financial Ratios
--------------------
Loss ratio - net (2)                             73.3%  73.0%
Expense ratio - net (3)                           0.4% (1.7%)
------------------------------------------------------------
  Combined ratio - net (4)                       73.7%  71.3%
------------------------------------------------------------

(1) Gross revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (including realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

(2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

(3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

(4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.

    CONTACT: Direct General Corporation, Nashville
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             Email: bill.harter@directins.com